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           [LOGO & LETTERHEAD OF CORECOMM INCORPORATED APPEARS HERE]

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                     CORECOMM INCORPORATED ANNOUNCES CCPR
                          REVENUE AND SUBSCRIBERS FOR
                           THIRD QUARTER ENDED 1997


New York, New York (October 15, 1997). CORECOMM INCORPORATED (NASDAQ: COMM) announced preliminary subscriber count and service revenues for its wholly owned subsidiary's operation in Puerto Rico for the quarter ended September 30, 1997.

                                                THREE MONTHS ENDED SEPTEMBER 30
                                                    1997                1996
                                              -----------------------------------
          Service revenues                    $ 31,541,000           $ 31,056,000
          Ending cellular subscribers              181,900                149,800
          Ending pagers in use                      43,200                 25,500


                             Discussion of Results

Service revenues increased to $31,541,000 from $31,056,000 as a result of subscriber growth. As a result of the lower average revenue of new subscribers, a migration of subscribers to less expensive rate plans, and a decrease in minutes of use of existing subscribers, average monthly revenue per cellular subscriber for the third quarter decreased to $59 in 1997 from $72 in 1996.

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For further information contact: Stanton Williams, Vice President - Chief
Financial Officer or Richard J. Lubasch, Senior Vice President - General Counsel at (212) 906-8485.


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